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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 10, 1997



                                  EXCITE, INC.
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             (Exact name of Registrant as specified in its charter)


                                   CALIFORNIA
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                 (State or other jurisdiction of incorporation)


          0-28064                                              77-0378215
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        (Commission                                          (IRS Employer
        File Number)                                       Identification No.)


        555 Broadway, Redwood City, CA                            94063
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 (Address of principal executive offices)                      (Zip Code)


                                 (415) 568-6000
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)
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ITEM 5: OTHER EVENTS.

        On September 10, 1997, Excite, Inc. ("Excite") and Preview Travel, Inc. ("Preview Travel") entered into an agreement pursuant to which Preview Travel will work with Excite to create and program content for the Travel Channel on the Excite Network including an online travel service. The travel service will be distributed through Excite's Travel Channel (http://city.net), WebCrawler (http://webcrawler.com) and Preview Travel (http://previewtravel.com). The agreement, which has a term of five years, provides that Preview Travel will be the "premier provider" of and default reservations service for the Excite Travel Channel.

        The companies will share advertising, content partnership and transaction revenue generated by the collaborative service. The agreement with Preview Travel provides that Preview Travel shall make aggregate guaranteed payments to Excite in excess of $15.0 million over the term of the agreement.

        This agreement may be terminated by Preview Travel in the event certain minimum page views are not met. In the event these minimum page views are not met, the amount of guaranteed payments could also be reduced. There can be no assurance that the Excite Travel Channel will achieve consumer acceptance, that competing services will not gain consumer acceptance or that Excite will be able to meet its minimum page view obligations.



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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  EXCITE, INC.


Date: September 26, 1997          By: /s/ Robert C. Hood
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                                  Robert C. Hood
                                  Executive Vice President, Chief Administrative
                                  Officer and Chief Financial Officer




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